UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2008

SED International Holdings, Inc..

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia		30084
(Address Of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 15, 2008, SED International Holdings, Inc. (the “Company”) and Jean Diamond entered into an Amended and Restated Employment Agreement primarily as a means to reduce the administrative burden on the Company by consolidating her orginal employment agreement with the six subsequent amendments to that agreement. As amended and restated, the terms and provisions of Ms. Diamond’s employment generally remained unchanged except that (i) the term of her employment has been reduced from seven to five years; (ii) the minimum five percent set annual salary increases have been eliminated and, as amended and restated, salary increases are linked to annual cost of living increases, if any; (iii) generally, the termination provisions have been revised to provide liquidated damages if her employment is terminated, without cause or for good reason, due to disability, or due to death; and (iv) the delivery of notices can now be accomplished by facsimile or electronic mail(email).

A copy of the Amended and Restated Employment Agreement is attached as Exhibit 10.1 hereto.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between SED International Holdings, Inc. and Jean Diamond dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: January 16, 2008	By:	/s/ Lyle Dickler
Lyle Dickler, Vice President of Finance